Exhibit 5.1

ONE SHELL PLAZA	AUSTIN
910 LOUISIANA	BEIJING
HOUSTON, TEXAS 77002-4995	DALLAS
DUBAI
TEL +1 713.229.1234	HONG KONG
FAX +1 713.229.1522	HOUSTON
www.bakerbotts.com	LONDON
MOSCOW
NEW YORK
PALO ALTO
RIYADH
WASHINGTON
September 3, 2008
TEPPCO Partners, L.P.
1100 Louisiana Street
Suite 1600
Houston, Texas 77002
Ladies and Gentlemen:
          As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) filed by TEPPCO Partners, L.P., a Delaware limited partnership (the “Partnership”), and the subsidiary guarantors named in the table of subsidiary registrants on the cover page thereof (collectively, the “Subsidiary Guarantors”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to securities that may be issued and sold by the Partnership and the Subsidiary Guarantors from time to time pursuant to Rule 415 under the Securities Act, certain legal matters in connection with such securities are being passed upon for you by us. Such securities include (i) units representing limited partner interests in the Partnership (the “Units”), (ii) senior debt securities of the Partnership that may be issued in one or more series (the “Senior Debt Securities”), (iii) subordinated debt securities of the Partnership that may be issued in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) and (iv) guarantees of the Debt Securities (the “Guarantees”) by the Subsidiary Guarantors, each on terms to be determined at the time of the offering thereof. The Units, Debt Securities and Guarantees are referred to herein collectively as the “Securities.”
          Each series of Debt Securities will be issued:
     (i) in the case of the Senior Debt Securities, pursuant to an indenture to be entered into among the Partnership, as issuer, the Subsidiary Guarantors, as potential subsidiary guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee, substantially in the form attached as Exhibit 4.5 to the Registration Statement (the “Senior Indenture”); and
     (ii) in the case of the Subordinated Debt Securities, pursuant to an indenture dated as of May 14, 2007 by and among the Partnership, as issuer, the Subsidiary Guarantors, as potential subsidiary guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee, incorporated by reference as Exhibit 4.6 to the Registration Statement (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”).
Each Indenture will be supplemented, in connection with the issuance of each series of Debt Securities, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series.

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          As the basis for the opinions hereinafter expressed, we examined the following: (i) the organizational certificates, bylaws, certificate of incorporation and the limited partnership or limited liability company agreements (as the case may be) (the “Governing Documents”) of the Partnership, the Subsidiary Guarantors and their respective general partner or managing member, including the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership dated as of December 8, 2006, as amended by the First Amendment thereto dated as of December 27, 2007 (the “Partnership Agreement”); (ii) the Indentures (each in the form filed as an exhibit to the Registration Statement); (iii) partnership and company records of the Partnership and the Subsidiary Guarantors and certificates of public officials and representatives of the Partnership and the Subsidiary Guarantors; (iv) statutes and other instruments and documents; and (v) the Registration Statement and the prospectus contained therein (the “Prospectus”). In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and complete, that all documents submitted to us as certified or photostatic copies conform with the originals thereof and that all information submitted to us was accurate and complete.
          In connection with this opinion, we have also assumed that (i) the Governing Documents, in each case as amended to date, will not have been amended in any manner that would affect any legal conclusion set forth herein; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (iii) if applicable, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iv) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement or post-effective amendment to the Registration Statement; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership, the Subsidiary Guarantors, if applicable, and the other parties thereto; and (vi) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.
          On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:
     1. With respect to Units to be issued and sold pursuant to the Registration Statement, when (i) the Board of Directors of the general partner of the Partnership or, to the extent permitted by the Delaware Limited Liability Company Act and the Governing Documents of the Partnership and its general partner, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary company action to approve the issuance thereof and the terms of the offering of the Units and related matters, and (ii) certificates representing the Units have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the unit register of the Partnership, in either case in accordance with the provisions of the Governing Documents of the Partnership, either (a) in accordance with the applicable definitive purchase, underwriting or similar

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agreement approved by the Board upon payment of the consideration therefor provided for therein, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, the Units will be validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) and otherwise by matters described in the Prospectus under the caption “Our Partnership Agreement—Limited Liability”).
     2. With respect to Debt Securities and Guarantees thereof to be issued and sold under the Senior Debt Indenture, in each case pursuant to the Registration Statement, when (i) the Senior Debt Indenture has been duly authorized and validly executed and delivered by the Partnership, the Subsidiary Guarantors, if applicable, and the trustee thereunder, (ii) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Board has taken all necessary company action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Debt Securities do not include any provision that is unenforceable, (iv) the managing member or general partner of each Subsidiary Guarantor, if applicable, has taken all necessary corporate or company action to approve and establish the terms of the Guarantees included in such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Guarantees do not include any provision that is unenforceable, and (v) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with both the provisions of the Senior Debt Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities and any Guarantees included in such Debt Securities, if applicable, will constitute legal, valid and binding obligations of the Partnership and the Subsidiary Guarantors, respectively, enforceable against the Partnership and the Subsidiary Guarantors, respectively, except as the enforceability thereof is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith and fair dealing.
     3. With respect to Debt Securities and Guarantees thereof to be issued and sold under the Subordinated Debt Indenture, in each case pursuant to the Registration Statement, when (i) the Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (ii) the Board has taken all necessary company action to approve

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and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Debt Securities do not include any provision that is unenforceable, (iii) the managing member or general partner of each Subsidiary Guarantor, if applicable, has taken all necessary corporate or company action to approve and establish the terms of the Guarantees included in such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Guarantees do not include any provision that is unenforceable, and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with both the provisions of the Subordinated Debt Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities and any Guarantees included in such Debt Securities, if applicable, will constitute legal, valid and binding obligations of the Partnership and the Subsidiary Guarantors, respectively, enforceable against the Partnership and the Subsidiary Guarantors, respectively, except as the enforceability thereof is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith and fair dealing.
          The opinions set forth above are limited in all respects to matters of applicable federal law of the United States of America, applicable laws of the State of Texas, contract law of the State of New York, the DRULPA, the Delaware Limited Liability Company Act and the Delaware General Corporation Law, in each case as published and in effect on the date hereof, and we express no opinion as to the law of any other jurisdiction. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our Firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission issued thereunder. This letter speaks as of the date hereof, and we disclaim any obligation to update it.

Very truly yours,
/s/ Baker Botts L.L.P.